INTL FCStone Inc. Completes Acquisition of Correspondent Clearing and Independent Wealth Management Businesses from Sterne Agee LLC.

NEW YORK, August 2, 2016 -- INTL FCStone Inc. (NASDAQ:INTL) today announced that it has completed, effective August 1, 2016, its acquisition of the correspondent securities clearing business and independent wealth management business from Sterne Agee LLC, a wholly-owned subsidiary of Stifel Financial Corp.

INTL FCStone acquired three broker dealer entities on July 1, 2016 and, following a customary notice period, acquired two registered investment adviser entities on August 1, 2016.

About INTL FCStone Inc.
INTL FCStone Inc., including its subsidiaries, is a leader in the development of specialized financial services in commodities, securities, global payments, foreign exchange and other markets. Our revenues are derived primarily from financial products and advisory services that fulfill our clients' real needs and provide bottom-line benefits to their businesses. We create added value for our clients by providing access to global financial markets using our industry and financial expertise, deep partner and network relationships, insight and guidance, and integrity and transparency. Our client-first approach engenders trust, and has enabled us to establish leadership positions in a number of complex fields in financial markets around the world.

Further information on INTL FCStone is available at www.intlfcstone.com.

CONTACT:
INTL FCStone Inc.
Kent Coughlin
Director of Public Relations
+615-234-2756
kent.coughlin@intlfcstone.com